Exhibit 99.1


    Scientific Games Reports 13% Gain in Quarterly Revenue; 111% Increase in
               Pretax Profit; Diluted Earnings Per Share of $0.14

               Expects to Revise Historical Non-Cash NOL Treatment

NEW YORK, JULY 24, 2003 -- SCIENTIFIC GAMES CORPORATION (NASDAQ: SGMS) today reported that second quarter 2003 revenues increased 13% to $128.8 million from the $114.3 million reported in the second quarter of 2002. Pre-tax income increased 111% to $19.6 million in the second quarter of 2003 from $9.3 million in the second quarter of 2002. Net income before the non-cash preferred stock dividend was $12.6 million or $0.14 per diluted share in the second quarter of 2003. EBITDA (earnings before interest, taxes, depreciation and amortization) increased 17% to $37.1 million in the second quarter of 2003 from $31.6 million in the second quarter of 2002.

For the first half of 2003, revenues were $252.1 million, compared to $221.2 million for the first six months of 2002. Pre-tax income increased 111% to $37.3 million in the first six months of 2003 from $17.7 million in the first six months of 2002. Net income before the non-cash preferred stock dividend was $23.9 million or $0.27 per diluted share for first half of 2003. EBITDA increased 16% to $71.9 million in the first six months of 2003 from $61.7 million in the first six months of 2002.

The Company also announced today that it expects to revise its previously filed financial statements for the year ended October 31, 2000 and subsequent periods through December 31, 2002. These expected revisions arise from the merger of Autotote Corporation with Scientific Games International in September 2000. The revisions will capitalize a portion of the net operating loss carryforward (NOL) as a deferred tax debit with a corresponding reduction in goodwill in prior periods rather than recognizing that portion of the NOL in the fourth quarter of 2002, as originally reported. These expected restatements are non-cash adjustments that have no effect on previously reported revenues or EBITDA, nor do they have any effect on revenues, EBITDA or net income for fiscal 2003 and future years. Because the anticipated non-cash income tax adjustments for 2002 are not precisely defined, the Company has not made reference in this release to any 2002 net income information.

In summarizing results of operations, Lorne Weil, Chairman and CEO of Scientific Games Corporation, said, "Lotteries, both online and instant, are becoming increasingly important revenue generators to states throughout the country, as these states continue to experience growing budget deficits. There also seems to be an increasing demand among players, with instant lottery sales having grown by nearly 9% in 2002, making this industry one of the fastest growing in the country. In the past several weeks, Florida, Georgia and Pennsylvania have all announced record revenues."

According to Weil, increased revenue and EBITDA were due primarily to continued strong instant lottery ticket sales - especially in states that utilize the Company's cooperative services capability - as well as $5.6 million in revenue and associated EBITDA contributed by MDI

Entertainment, which was acquired at the beginning of the year. Favorable foreign exchange rates were also a factor, Weil said.

Weil highlighted several positive developments during the quarter:

     o 10% increase in instant ticket sales from the comparable quarter in 2002. States continue to experience budget deficits and look to state lotteries to help fill the gap with increased revenues.

     o $27 million worth of new instant ticket contract extensions, subject to contract completion.

     o 14% increase in cooperative services revenues from the comparable quarter in 2002.

     o Larger Powerball jackpots which helped increase online sales during the quarter.

     o More than $30 million in pari-mutuel contract extensions with customers in California, Illinois, Canada and Pennsylvania.

     o 19% increase in Connecticut-based account wagering from the comparable quarter in 2002, in part due to promotions using the Trophy Club Player Tracking system.

     o An agreement to extend Venue Management services at the Mohegan Sun Casino in Connecticut until 2006.

     o 24% increase in phone card revenues from the comparable quarter in 2002.

Weil said that the on-line lottery in Peru is scheduled to launch on August 1st. This contract was announced in March 2003, and is estimated to be worth a minimum of $30 million in revenue over the first five years of its fifteen-year term.

Weil also noted that the Company has continued the deployment of the eSuccess(R) security system as part of its initiative to provide enhanced security at its pari-mutuel racing facilities. Scientific Games currently employs the eSuccess(R) security system throughout its lottery network, and no other totalisator service company is committed to providing this level of security to its customers. Additionally, the Company expects that during the third quarter it will be introducing its new generation of Linux-based tote systems; this will provide far greater computing and communications power to its customers as well as allow for important technology synergies with Scientific Games' lottery group.

Expected Revision in Historical Non-Cash NOL Treatment
The previous accounting for the company's non-cash NOL carryforward is now expected to be revised as described above.

Mr. Weil said, "We are very excited about our performance in the second quarter as the trends we have been discussing for some time continued to accelerate. The technical determination regarding past accounting for the NOL carryforward comes as a surprise, however, it is an extremely arcane and complex accounting matter that is a non-cash item, that has no impact on actual historical operating performance, and that does not impact our 2003 results or our future profitability in any way."

Guidance
We are maintaining our previous full year 2003 guidance of revenue of $500 million to $550 million, EBITDA of $140 to $155 million and net income per diluted share of $0.53 to $0.63.

Conference Call Details
Scientific Games Corporation invites you to join its conference call today at 2:00 PM eastern time today by dialing 800-901-5247 or 617-786-4501 for international callers. There will also be a live webcast accessible through www.scientificgames.com on the Investor Relations page.

A replay of the conference call will be available until midnight on Friday, August 1, 2003 at 888-286-8010, or 617-801-6888 for international callers, passcode 92279126, and the webcast will be archived on www.scientificgames.com for 30 days.

About Scientific Games
Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games' customers are in the United States and more than 60 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Safe Harbor
This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. For certain information regarding these risks and uncertainties, reference is made to Scientific Games' Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the period ended March 31, 2003.

EBITDA Disclosure
EBITDA is included in this press release as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA as defined in this press release may differ from similarly titled measures presented by other companies.

                                 -TABLES FOLLOW-

                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

            Three Months and Six Months Ended June 30, 2002 and 2003
               (Unaudited, in thousands, except per share amounts)


                                                                    Three Months             Six Months
                                                                   Ended June 30,          Ended June 30,
                                                              -----------------------  ----------------------
                                                                2002         2003        2002         2003
                                                              ----------   ---------    --------    ---------
Operating revenues:
     Services .............................................   $  96,760      110,130     189,263      215,397
     Sales ................................................      17,507       18,719      31,976       36,670
                                                              ---------    ---------    --------    ---------
                                                                114,267      128,849     221,239      252,067
                                                              ---------    ---------    --------     ---------
Operating expenses (exclusive of depreciation and
  amortization shown below):
     Services .............................................      55,237       59,886     108,486      117,514
     Sales ................................................      11,676       12,531      20,914       24,938
     Amortization of service contract software ............       1,214        1,344       2,423        2,611
                                                               ---------    ---------    -------   ---------
                                                                 68,127       73,761     131,823      145,063
                                                               ---------    ---------    -------   ---------
Total gross profit ........................................      46,140       55,088      89,416      107,004
Selling, general and administrative expenses ..............      15,753       19,369      30,113       37,711
Depreciation and amortization .............................       9,669        9,847      18,866       19,628
                                                              ---------    ---------    --------   ---------
Operating income ..........................................      20,718       25,872      40,437       49,665
                                                              ---------    ---------    --------   ---------
Other deductions:
     Interest expense .....................................      11,561        6,172      23,012       12,404
     Other (income) expense ...............................        (161)          72        (229)         (32)
                                                              ---------    ---------    --------   ----------
                                                                 11,400        6,244      22,783       12,372
                                                              ---------    ---------    --------   ---------
Income before income tax expense ..........................       9,318       19,628      17,654       37,293
Income tax expense ........................................         962*       7,058       2,093*      13,402
                                                              ---------    ---------    --------    ---------
Net income ................................................       8,356*      12,570      15,561*      23,891
Convertible preferred stock paid-in-kind dividend .........       1,851        1,895       3,654        3,742
                                                              ---------    ---------    --------   ---------
Net income available to common stockholders ...............   $   6,505*      10,675      11,907*      20,149
                                                              =========    =========    ========   ==========

Basic and diluted net income per share:
   Basic net income available to common stockholders ......   $    0.15*        0.18        0.28*        0.34
                                                              =========    =========    ========   =========
   Diluted net income available to common stockholders ....   $    0.12*        0.14        0.21*        0.27
                                                              =========    =========    ========   ==========
Weighted average number of shares used in per share
  calculations:
     Basic shares .........................................      43,048       59,868      42,546       59,660
                                                              =========    =========    ========   ==========
     Diluted shares .......................................      71,983       89,228      74,041       88,386
                                                              =========    =========   =========   ==========

   *    Subject to expected revision


                                   SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED SEGMENT OPERATING DATA

                                     Three Months Ended June 30, 2002 and 2003
                                             (Unaudited, in thousands)

                                                                            Three Months Ended June 30, 2002
                                                             --------------------------------------------------------------------
                                                                                               Venue         Telecom-
                                                              Lottery         Pari-Mutuel    Management     munications
                                                               Group            Group          Group          Group        Totals
                                                            -----------      -----------     ----------    ------------   --------
Service revenues ........................................    $   59,446         21,033         16,281             --        96,760

Sales revenues ..........................................         5,897          1,557           --           10,053        17,507
                                                                -------        -------        -------        -------       -------
Total revenues ..........................................        65,343         22,590         16,281         10,053       114,267
                                                                -------        -------        -------        -------       -------
Cost of service .........................................        32,550         11,808         10,879           --          55,237
Cost of sales ...........................................         4,226            811           --            6,639        11,676
Amortization of service contract software ...............           538            676           --             --           1,214
                                                                -------        -------        -------        -------       -------
Total operating expenses ................................        37,314         13,295         10,879          6,639        68,127
                                                                -------        -------        -------        -------       -------
Gross profit ............................................        28,029          9,295          5,402          3,414        46,140
Selling, general and administrative expenses ............         7,041          2,499            685          1,075        11,300
Depreciation and amortization ...........................         5,805          2,872            435            470         9,582
                                                                -------        -------        -------        -------       -------
Segment operating income ................................        15,183          3,924          4,282          1,869        25,258
                                                                -------        -------        -------        -------       -------

Unallocated corporate expense ...........................                                                                    4,540
                                                                                                                           -------

Consolidated operating income ...........................    $                                                              20,718
                                                                                                                           =======


                                                                          Three Months Ended June 30, 2003
                                                             --------------------------------------------------------------------
                                                                                               Venue         Telecom-
                                                              Lottery         Pari-Mutuel    Management     munications
                                                               Group            Group          Group          Group        Totals
                                                            -----------      -----------     ----------    ------------   --------

Service revenues ........................................   $    72,530         20,775         16,825             --       110,130
Sales revenues ..........................................         5,511            776           --           12,432        18,719
                                                                -------        -------        -------        -------       -------
Total revenues ..........................................        78,041         21,551         16,825         12,432       128,849
                                                                -------        -------        -------        -------       -------
Cost of service .........................................        36,969         11,250         11,666           --          59,885
Cost of sales ...........................................         3,833            469           --            8,229        12,531
Amortization of service contract software ...............           749            595           --             --           1,344
                                                                -------        -------        -------        -------       -------
Total operating expense .................................        41,551         12,314         11,666          8,229        73,760
                                                                -------        -------        -------        -------       -------
Gross profit ............................................        36,490          9,237          5,159          4,203        55,089
Selling, general and administrative expenses ............         9,072          3,140            847          1,177        14,236
Depreciation and amortization ...........................         5,733          2,793            514            631         9,671
                                                                -------        -------        -------        -------       -------
Segment operating income ................................        21,685          3,304          3,798          2,395        31,182
                                                                -------        -------        -------        -------       -------

Unallocated corporate expense ...........................                                                                    5,310
                                                                                                                           -------
Consolidated operating income ...........................    $                                                              25,872
                                                                                                                           =======


                                   SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED SEGMENT OPERATING DATA

                                      Six Months Ended June 30, 2002 and 2003
                                             (Unaudited, in thousands)

                                                                            Six Months Ended June 30, 2002
                                                             --------------------------------------------------------------------
                                                                                              Venue         Telecom-
                                                               Lottery      Pari-Mutuel     Management     munications
                                                                Group          Group          Group          Group        Totals
                                                             ----------     -----------   ------------    ------------   --------
Service revenues ........................................     $117,524         40,657         31,082           --          189,263
Sales revenues ..........................................        7,838          2,967            343         20,828         31,976
                                                              --------       --------       --------       --------       --------
Total revenues ..........................................      125,362         43,624         31,425         20,828        221,239
                                                              --------       --------       --------       --------       --------
Cost of service .........................................       64,715         22,683         21,088           --          108,486
Cost of sales ...........................................        5,708          1,213            332         13,661         20,914
Amortization of service contract software ...............        1,121          1,302           --             --            2,423
                                                              --------       --------       --------       --------       --------
Total operating expenses ................................       71,544         25,198         21,420         13,661        131,823
                                                              --------       --------       --------       --------       --------
Gross profit ............................................       53,818         18,426         10,005          7,167         89,416
Selling, general and administrative expenses ............       13,524          4,337          1,314          2,223         21,398
Depreciation and amortization ...........................       11,211          5,681            855            945         18,692
                                                              --------       --------       --------       --------       --------
Segment operating income ................................     $ 29,083          8,408          7,836          3,999         49,326
                                                              --------       --------       --------       --------       --------
Unallocated corporate expense ...........................                                                                    8,889
                                                                                                                          --------
Consolidated operating income ...........................     $                                                             40,437
                                                                                                                          ========



                                                                              Six Months Ended June 30, 2003
                                                             --------------------------------------------------------------------
                                                                                              Venue         Telecom-
                                                               Lottery      Pari-Mutuel     Management     munications
                                                                Group          Group          Group          Group        Totals
                                                             ----------     -----------   ------------    ------------   --------
Service revenues ........................................     $143,494         39,705         32,198           --          215,397
Sales revenues ..........................................       11,558          2,816           --           22,296         36,670
                                                              --------       --------       --------       --------       --------
Total revenues ..........................................      155,052         42,521         32,198         22,296        252,067
                                                              --------       --------       --------       --------       --------
Cost of service .........................................       73,300         21,998         22,215           --          117,513
Cost of sales ...........................................        8,318          1,722           --           14,898         24,938
Amortization of service contract software ...............        1,410          1,201           --             --            2,611
                                                              --------       --------       --------       --------       --------
Total operating expense .................................       83,028         24,921         22,215         14,898        145,062
                                                              --------       --------       --------       --------       --------
Gross profit ............................................       72,024         17,600          9,983          7,398        107,005
Selling, general and administrative expenses ............       18,305          5,372          1,749          2,391         27,817
Depreciation and amortization ...........................       11,406          5,562          1,017          1,278         19,263
                                                              --------       --------       --------       --------       --------
Segment operating income ................................     $ 42,313          6,666          7,217          3,729         59,925
                                                              --------       --------       --------       --------       --------
Unallocated corporate expense ...........................                                                                   10,260
                                                                                                                          --------
Consolidated operating income ...........................     $                                                             49,665
                                                                                                                          ========


                                   SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                              RECONCILIATION OF NET INCOME BEFORE NON-CASH PREFERRED
                                             STOCK DIVIDENDS TO EBITDA
                                             (Unaudited, in thousands)


                                                                       Three Months Ended        Six Months Ended
                                                                            June 30,                 June 30,
                                                                     --------------------      --------------------
                                                                       2002        2003          2002        2003
                                                                     ---------    -------      --------     -------

Net income before non-cash preferred stock dividends ............     $ 8,356*     12,570       15,561*     23,891
Add:  Income tax expense ........................................         962*      7,058        2,093*     13,402
Add:  Depreciation and amortization expense .....................      10,883      11,191       21,289      22,239
Add:  Interest expense ..........................................      11,561       6,172       23,012      12,404
Deduct:  Other income (expense) .................................         161         (72)         229          32
                                                                      -------     -------       ------     -------
EBITDA ..........................................................     $31,601      37,063       61,726      71,904
                                                                      =======     =======       ======     =======

     * Subject to expected revision


      EBITDA, as included herein, represents operating income plus depreciation and amortization expenses. EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA as defined in this document may differ from similarly titled measures presented by other companies.